As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Radius Global Infrastructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1524226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

(610) 660-4910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott G. Bruce

Radius Global Infrastructure, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

(610) 660-4910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John B. Beckman

C. Alex Bahn

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock	(1)
Preferred Stock	(1)
Debt Securities	(1)
Guarantees (2)	(1)
Warrants	(1)
Rights	(1)
Units	(1)
Total	$1,000,000,000 (3)	$92,700 (4)

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) is being registered as may be issued from time to time upon conversion, exercise, or exchange of any of the securities issued hereunder or pursuant to any anti-dilution provisions thereof.

(2)

No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is payable with respect to the guarantees of debt securities.

(3)

Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,000,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2021.

Radius Global Infrastructure, Inc.

$1,000,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Units

We may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell and the general manner in which they may be offered.

Each time we offer securities pursuant to this prospectus, we will provide one or more supplements to this prospectus or free writing prospectuses containing specific information about the offering and the terms of the securities being sold. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, the information incorporated herein and therein by reference, and any free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement or free writing prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any of the securities and the terms of the arrangements with them will be set forth in the applicable prospectus supplement or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “RADI”. On November 11, 2021, the last reported sale price of our Class A Common Stock as reported on Nasdaq was $17.29 per share.

Investing in our securities involves risks. See the section of this prospectus entitled “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to an aggregate dollar amount of $1,000,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectuses, together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference”.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. We have not authorized any other person to provide you with different or additional information. We take no responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus, the information incorporated herein by reference, and any prospectus supplement or free writing prospectus contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.

Unless the context otherwise requires, as used in this prospectus, “we”, “us”, “our”, the “Company”, “Radius” and “our business” refer to Radius Global Infrastructure, Inc. (formerly known as Digital Landscape Group, Inc. and Landscape Acquisition Holdings Limited (“Landscape”)) and its consolidated subsidiaries. Following the acquisition (the “APW Acquisition”) of AP WIP Investments, LLC and its consolidated subsidiaries (the “APW Group”) on February 10, 2020 (the “Acquisition Closing Date”), the APW Group is considered to be our predecessor for financial reporting purposes.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. We make available, free of charge, on our website at www.radiusglobal.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website, as provided above, or from us, as provided in the section of this prospectus entitled “Incorporation by Reference”. Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021 (the “Annual Report”), including the information incorporated therein by reference from our definitive proxy statement for our 2021 Annual Meeting of Shareholders filed on April 2, 2021;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 12, 2021, August 11, 2021 and November 10, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2021, May 25, 2021 and September 13, 2021; and

•

the description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on September 28, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:

Radius Global Infrastructure, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

(610) 660-4910

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, the applicable prospectus supplement, any free writing prospectus, or incorporated herein by reference constitute forward-looking statements that do not directly or exclusively relate to historical facts, and which may concern our possible or assumed future results of operations, including descriptions of our business strategy. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “targets”, “believes”, “estimates”, “anticipates”, “expects”, “intends”, “may”, “will”, “should” or, in each case, their negative or other variations or comparable terminology. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to:

•	the extent that wireless carriers or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree;

•	the extent that new technologies reduce demand for wireless infrastructure;

•	competition for assets;

•	whether the Tenant Leases for the wireless communication tower or antennae located on our real property interests are renewed with similar rates or at all;

•

the extent of unexpected lease cancellations, given that substantially all of the Tenant Leases associated with our assets may be terminated upon limited notice by the wireless carrier or tower company and unexpected lease cancellations could materially impact cash flow from operations;

•	economic, political, cultural and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates;

•	the effect of foreign currency exchange rates;

•	the effect of the Electronic Communications Code enacted in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom;

•

the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow for the foreseeable future, particularly given the APW Group’s history of net losses and negative net cash flow;

•	the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness;

•	the extent that the terms of our debt agreements limit our flexibility in operating our business;

•	the ongoing COVID-19 pandemic and the response thereto;

•	the extent that unfavorable capital markets environments impair our growth strategy, which requires access to new capital;

•	the adverse effect that increased market interest rates may have on our interest costs, the value of our assets and on the growth of our business;

•	the adverse effect that perceived health risks from radio frequency energy may have on the demand for wireless communication services;

•	our ability to protect and enforce our real property interests in, or contractual rights to, the revenue streams generated by leases on our communications sites;

•	the loss, consolidation or financial instability of any of our limited number of customers;

•	our ability to pay dividends, including dividends we may be required to pay on our Class A Common Stock, or satisfy our financial obligations;

•

whether we are required to issue additional shares of Class A Common Stock pursuant to the terms of the shares of our Series A Founder Preferred Stock or the APW OpCo LLC Agreement or upon the exercise of the outstanding warrants to purchase shares of Class A Common Stock at an exercise price of $11.50 per share (the “Warrants”) or options to acquire shares of Class A Common Stock, which would dilute the interests of holders of our Class A Common Stock;

•

the possibility that securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely; and

•	the other risks and uncertainties described under “Risk Factors” in the Annual Report, and other filings we make with the SEC.

Any capitalized terms not otherwise defined above have been defined elsewhere in this prospectus.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision with respect to our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

THE COMPANY

Through our ownership of the APW Group, we are one of the largest international aggregators of rental streams underlying wireless and other digital infrastructure sites through the acquisition of wireless telecom real property interests and contractual rights. We purchase, primarily for a lump sum, the right to receive future rental payments generated pursuant to an existing ground lease or rooftop lease (and any subsequent lease or extension or amendment thereof) between a property owner and an owner of a wireless tower or antennae (each such lease, a “Tenant Lease”). Typically, we acquire the rental streams by way of a purchase of a real property interest in the land underlying the wireless tower or antennae, most commonly easements, usufructs, leasehold and sub-leasehold interests or fee simple interests, each of which provides us with the right to receive all communications rents relating to the property, including the rents from the Tenant Lease. In addition, we purchase contractual interests, such as an assignment of rents, either in conjunction with the property interest or as a stand-alone right.

The APW Group was established as a U.S. cell site lease aggregator in 2010 and made its first foreign lease investment in November of 2011. Since that time, it has entered into, and holds assets in, a total of 20 jurisdictions in addition to the U.S. We believe that the APW Group was a “first mover” in many of these jurisdictions—until its market entry, no other parties were engaged in the systematic aggregation of cell site leases in any kind of scale.

We believe that our business model and the nature of our assets provides us with stable, predictable and growing cash flow. First, we seek to acquire real property interests and rental streams subject to triple net or effectively triple net lease arrangements, whereby all taxes, utilities, maintenance costs and insurance are the responsibility of either the owner of the tower or antennae or the property owner. Furthermore, substantially all of our Tenant Leases contain contractual rent increase clauses, or “rent escalators”, calculated either as a fixed rate, typically between 2% and 3%, or tied to a consumer price index or subject to open market valuation. In addition, the APW Group has historically experienced low annual churn as a percentage of revenue, primarily due to the significant network challenges and expenses incurred by owners of wireless communications towers and antennae in connection with the relocation of these infrastructure assets to alternative sites. Finally, we seek to obtain the ability to negotiate amendments and renewals of our Tenant Leases, thereby providing us with additional recurring revenue and one-time fees.

We are a holding company with no material assets other than cash and our limited liability company interests in the APW Group. We were incorporated under the laws of the British Virgin Islands on November 1, 2017, initially as Landscape, which was formed to undertake an acquisition of a target company or business. On November 20, 2017, the ordinary shares (the “Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”) of Landscape were admitted to listing on the London Stock Exchange (the “LSE”).

On the Acquisition Closing Date, Landscape completed the acquisition of the APW Group from Associated Partners, L.P., and was renamed Digital Landscape Group, Inc. On October 2, 2020, we effected a discontinuance under Section 184 of the BVI Business Companies Act, 2004, as amended, and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which we changed our jurisdiction of incorporation from the British Virgin Islands to the State of Delaware (the “Domestication”). Effective upon the Domestication, we were renamed Radius Global Infrastructure, Inc. On October 2, 2020, in connection with the Domestication, we delisted our Ordinary Shares and Ordinary Share Warrants from trading on the LSE and on October 5, 2020 our Class A Common Stock began trading on Nasdaq under the symbol “RADI”.

Our principal executive office is located at 3 Bala Plaza East, Suite 502, Bala Cynwyd, PA 19004. Our telephone number is (610) 660-4910. We maintain a website at www.radiusglobal.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, the applicable prospectus supplement and any free writing prospectus involves significant risks. You should carefully consider the risk factors incorporated by reference to the Annual Report, and any subsequent reports we file with the SEC after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us for general corporate purposes. These purposes may include acquisitions of real property interests and contractual rights underlying wireless communications cell sites and other telecommunications-related assets, other business opportunities, capital expenditures and working capital, and any other corporate purpose. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of any offering, or the amounts that we will actually spend on such uses. Accordingly, we will retain broad discretion over the use of such proceeds. Pending their use, we intend to invest the net proceeds from any offering in short-term, interest-bearing instruments and other investment grade securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our capital stock and certain provisions of the Certificate of Incorporation and Bylaws. It does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, as well as the DGCL.

General

Pursuant to the Certificate of Incorporation, we have the authority to issue up to 1,590,000,000 shares of Class A Common Stock. Each share of Class A Common Stock has the same relative rights, and is identical in all respects, with each other share of Class A Common Stock. The Class A Common Stock is traded on Nasdaq under the symbol “RADI”.

We also have the authority, under the Certificate of Incorporation, to issue up to (i) 200,000,000 shares of Class B Common Stock (together with the Class A Common Stock, the “Common Stock”); and (ii) 202,986,033 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which (i) 1,600,000 is designated Series A Founder Preferred Stock, par value $0.0001 per share (“Series A Founder Preferred Stock”) and (ii) 1,386,033 is designated Series B Founder Preferred Stock. Our Board of Directors (the “Board”) is authorized to issue additional shares of authorized capital stock of Radius without stockholder approval (except as may be required by the listing standards of Nasdaq).

Class A Common Stock

Voting Rights

The holders of shares of Class A Common Stock and the holders of the shares of the Class B Common Stock vote together as a single class on all matters to be voted on by our stockholders, except as otherwise provided in the Certificate of Incorporation and subject to applicable law and the rights, if any, of the holders of any outstanding series of shares of Founder Preferred Stock. Delaware law could require either holders of the Class A Common Stock and Class B Common Stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend the Certificate of Incorporation to increase the authorized number of shares of a class of stock, or to increase or decrease the par value of a class of capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend the Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Each holder of record of Class A Common Stock is entitled to cast one vote for each share of Class A Common Stock standing in such holder’s name on the stock transfer records of the Company. The holders of Class A Common Stock do not have cumulative voting rights.

Dividends

Holders of Class A Common Stock are entitled to ratably receive dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor, subject to applicable law and the rights, if any, of the holders of any outstanding series of our Preferred Stock.

Notwithstanding the foregoing, without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting separately as a single class, no dividend will be declared or paid or set apart for payment on the Class A Common Stock in (i) shares of Class A Common Stock or rights, options or warrants to purchase shares of Class A Common Stock unless there will also be or have been declared and set apart for payment on the shares of Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock or (ii) shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock unless there will also be or have been declared and set apart for payment on the shares of Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights options or warrants to purchase shares of Class B Common Stock. The Certificate of Incorporation and Bylaws provide that the holders of shares of Class B Common Stock will not be entitled to receive any dividends in respect of their shares of Class B Common Stock.

No Preemptive Rights

Holders of the Class A Common Stock are not be entitled to preemptive rights.

Liquidation Rights

In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of Class A Common Stock will be entitled to receive the assets and funds of the Company available for distribution to stockholders of the Company, subject to applicable law and the rights, if any, of the holders of any outstanding series of shares of Preferred Stock.

Conversion

Shares of Class A Common Stock are not convertible into or exchangeable for any other class or series of capital stock of the Company.

Stock Splits

Without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination will be effected on the shares of Class A Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the shares of Class B Common Stock.

Merger or Consolidation

In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of each share of Class A Common Stock will be entitled to receive the same per share consideration on a per share basis

Class B Common Stock

Equal Status

Except as otherwise expressly provided in the Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of Class A Common Stock and holders of Class B Common Stock, which are summarized herein, are in all respects identical.

Voting Rights

The holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock will vote together as a single class on all matters to be voted on by our stockholders, except as otherwise provided in the Certificate of Incorporation and subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock. See “Class A Common Stock—Voting Rights”.

Each holder of record of Class B Common Stock will be entitled to cast one vote for each share of Class B Common Stock standing in such holder’s name on the stock transfer records of the Company. The holders of shares of Class B Common Stock will not have cumulative voting rights.

No Dividend Rights

Shares of Class B Common Stock will be deemed to be non-economic interests. The holders of shares of Class B Common Stock will not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class B Common Stock.

No Preemptive Rights

Holders of the Class B Common Stock will not be entitled to preemptive rights.

No Liquidation Rights

In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Class B Common Stock will not be entitled to receive any assets or funds of the Company available for distribution to stockholders of the Company, subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock.

Stock Splits

Without the prior vote of the holders of a majority of the Class B Common Stock then outstanding and the holders of a majority of the Class A Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination will be effected on the Class B Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class A Common Stock.

Merger or Consolidation

In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity), the holders of Class B Common Stock will not be entitled to receive any consideration in respect of their shares of Class B Common Stock.

Exchange and Cancellation of Class B Common Stock

To the extent that either (i) any holder of Class B Common Stock exercises its right pursuant to the Second Amended and Restated Limited Liability Company Agreement of APW OpCo LLC (“APW OpCo”), dated as of July 31, 2020, by and between its Members (as defined therein) and the Company, as amended (the “APW OpCo LLC Agreement”) to have its Class B Common Units redeemed by APW OpCo in accordance with the APW OpCo LLC Agreement or (ii) the Company exercises its option pursuant to the APW OpCo LLC Agreement to effect a direct exchange with such holder in lieu of the redemption described in clause (i), then upon the surrender of the shares of Class B Common Stock to be redeemed or exchanged and simultaneous with the payment of, at the Company’s option, cash or shares of Class A Common Stock to the holder of such Class B Common Stock by APW Opco (in the case of a redemption) or the Company (in the case of an exchange), the shares of Class B Common Stock so redeemed or exchanged will be automatically cancelled for no consideration.

If any share of Class B Common Stock is converted, redeemed, repurchased or otherwise acquired by the Company, in any manner whatsoever, or is cancelled pursuant to the Certificate of Incorporation, such share of Class B Common Stock will, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and will become an authorized but unissued share of Class B Common Stock.

Transfer of Shares of Class B Common Stock

Upon a transfer of a Class B Common Unit or other applicable Units in accordance with the APW OpCo LLC Agreement, an equal number of shares of Class B Common Stock will automatically be transferred from the holder to the same transferee. No holder of shares of Class B Common Stock will be permitted to transfer such share other than with an equal number of Class B Common Units (as such number may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the shares of Class B Common Stock or Class B Common Units) in accordance with the APW OpCo LLC Agreement.

Any purported transfer of Class B Common Stock in violation of the transfer restrictions in respect of the Class B Common Stock described in the Certificate of Incorporation or the APW OpCo will, to the fullest extent permitted by applicable law, be null and void and not be recognized by the Company or its transfer agent.

If the Board determines that a person has attempted or is attempting to transfer or to acquire any shares of Class B Common Stock, or has purportedly transferred or acquired Class B Common Stock, in violation of such transfer restrictions, the Board may take such lawful action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Company.

The Board may, to the fullest extent permitted by applicable law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of the Certificate of Incorporation and the APW OpCo LLC Agreement for determining whether any transfer or acquisition of Class B Common Stock would violate such transfer restrictions and for the orderly application, administration and implementation of the provisions of the Certificate of Incorporation relating thereto.

The Board will, to the fullest extent permitted by applicable law, have all powers necessary to implement the transfer restrictions relating to the Class B Common Stock described in the Certificate of Incorporation, including without limitation the power to prohibit the transfer of any Class B Common Stock in violation thereof.

Founder Preferred Shares

Background

In connection with the initial placement of shares and warrants on behalf of the Company on November 20, 2017, we issued a total of 1,600,000 series A founder preferred shares, no par value (the “BVI Series A Founder Preferred Shares”), at $10 per share to TOMS Acquisition II LLC and Imperial Landscape Sponsor LLC (the “Series A Founder Entities”), entities controlled by Noam Gottesman and Michael Fascitelli (the “Series A Founders”), respectively. The BVI Series A Founder Preferred Shares were transferred to Digital Landscape Partners Holding LLC (the “Series A Founder Preferred Holder”), an entity controlled by the Series A Founder Entities, in connection with the closing of the APW Acquisition. In the Domestication, each issued and outstanding BVI Series A Founder Preferred Share automatically converted, by operation of law, on a one-to-one basis into a share of Series A Founder Preferred Stock.

In connection with the APW Acquisition, we issued a total of 1,386,033 series B founder preferred shares, no par value (the “BVI Series B Founder Preferred Shares”), to William Berkman, Scott Bruce and Richard Goldstein (together with the Series A Founder Entities, the Series A Founder Preferred Holder and Berkman Family Investments, LLC, the “Investors”), each of whom is an executive officer of the Company. In the Domestication, each issued and outstanding BVI Series B Founder Preferred Share automatically converted, by operation of law, on a one-to-one basis into a share of Series B Founder Preferred Stock. As described below, and in contrast to the Series A Founder Preferred Stock, the Series B Founder Preferred Stock does not entitle its holders to receive dividends or distributions.

Also in connection with the APW Acquisition, the Investors entered into the Shareholders Agreement, pursuant to which they agreed, among other things, not to make or solicit any transfer of their Founder Preferred Stock prior to December 31, 2027, subject to certain exceptions.

Rights Relating to Board and Committee Composition

For so long as the Series A Founder Entities and William Berkman (collectively, the “Founder Entities”), their affiliates and their permitted transferees under the Shareholders Agreement in aggregate hold 20% or more of the issued and outstanding Founder Preferred Stock, the holders of a majority in voting power of the outstanding Founder Preferred Stock, voting or consenting together as a single class, will be entitled, at any meeting of the holders of the outstanding Founder Preferred Stock held for the election of directors or by consent in lieu of a meeting of the holders of the outstanding Founder Preferred Stock, to:

•	elect four members of the Board (the “Founder Directors”);

•	remove from office, with or without cause, any Founder Director; and

•	fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Founder Director.

As of the date of this offering memorandum, the Founder Entities hold approximately 94.3% of the outstanding Founder Preferred Shares.

Pursuant to the Shareholders Agreement, two of the Founder Directors will be appointed by William Berkman and Berkman Family Investments, LLC and two by the Series A Founder Preferred Holder. The Certificate of Incorporation provides that a majority of the Founder Directors must be “independent” under the rules of the primary stock exchange or quotation system on which the Class A Common Stock is then listed or quoted. In addition, so long as any Founder Director is serving on the Board, at least four-ninths of each committee of the Board shall be comprised of Founder Directors or other Directors selected by the Founder Directors. In addition, pursuant to the Shareholders Agreement, the AG Investors’ Representative has the ability to select a majority of the members of the Nominating and Corporate Governance Committee.

Rights Related to Amendments

For so long as the Founder Entities, their affiliates and their permitted transferees under the Shareholders Agreement in aggregate hold 20% or more of the issued and outstanding Founder Preferred Stock, we will not, without the prior vote or consent of the holders of at least a majority in voting power of the Founder Preferred Stock then outstanding, voting or consenting together as a single class, amend, alter or repeal any provision of the Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the Founder Preferred Stock.

Notwithstanding the foregoing, for so long as shares of the Founder Preferred Stock remain outstanding, we will not, without the prior vote or consent of the holders of at least 80% in voting power of the Founder Preferred Stock then outstanding, voting or consenting together as a single class:

•

amend, alter, repeal or adopt any provision that would be inconsistent with certain voting or conversion rights of the Founder Preferred Stock set forth in the Certificate of Incorporation (including those described in this subsection and under “Rights Related to Board and Committee Composition” above);

•	fix the number of directors constituting the Board (including the Founder Directors) at greater than nine;

•	issue any additional Founder Preferred Shares other than any additional Founder Preferred Shares issued or issuable in connection with the transactions contemplated by the APW Merger Agreement.

Voting Rights

Except as may otherwise be provided in the Certificate of Incorporation or by applicable law, each holder of Founder Preferred Shares, as such, will be entitled to a number of votes equal to the number of shares of Class A

Common Stock or Class B Common Stock, as applicable, into which each share of Founder Preferred Stock held of record by such holder could then be converted, as described below under “Series A Founder Preferred Stock—Conversion into Class A Common Stock” and “Series B Founder Preferred Stock—Conversion into Class B Common Stock”, on all matters on which stockholders are generally entitled to vote.

No Restriction on Repurchase or Redemption.

There is no restriction on the repurchase or redemption by the Company of the Founder Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of the Founder Preferred Stock, except in circumstances when the repurchase or redemption of the Founder Preferred Stock is otherwise prohibited or restricted by statute or common law.

Series A Founder Preferred Stock

Dividend Rights

In addition to providing long-term capital, the Series A Founder Preferred Stock was issued to have the effect of incentivizing the Series A Founders to achieve our objectives. As described below, they are structured to provide a return based on the future appreciation of the market value of the Class A Common Stock, in order to align the interests of the Series A Founders with those of our stockholders on a long-term basis.

Dividend Amount. Once the Average Price per Class A Common Share (subject to adjustment in accordance with the Certificate of Incorporation) for any ten consecutive Trading Days is at least $11.50, a holder of Series A Founder Preferred Shares will be entitled to receive, when, as and if declared by the Board, and payable in preference and priority to the declaration or payment of any dividends on the Class A Common Stock or any other junior stock, a cumulative annual dividend of the Dividend Amount for each relevant Dividend Year. Such dividend will be payable in shares of Class A Common Stock or cash, in the sole discretion of the Board.

The first such dividend was declared on February 1, 2021 and paid on February 4, 2021, computed based on 20% of the increase in the market value of one Share of Class A Common Stock, being the difference between the average of the volume weighted average price of our Class A Common Stock for the last ten trading days of 2020 of approximately $12.69 and $10.00 per share, multiplied by the number of shares of Class A Common Stock outstanding immediately following the APW Acquisition.

Subsequent Dividend Amounts will become payable, when, as and if declared by the Board, only if the Dividend Price during any Dividend Year is greater than the highest Dividend Price in any preceding Dividend Year in which a dividend was paid in respect of the Series A Founder Preferred Shares. Such Dividend Amount will be equal in value to 20% of the increase in the Dividend Price over the highest Dividend Price in any preceding Dividend Year multiplied by the Preferred Share Dividend Equivalent.

For the purposes of determining the Dividend Amount, the Dividend Price is the Average Price per Class A Common Share for the Dividend Determination Period.

The amounts used for the purposes of calculating a Dividend Amount and the relevant numbers of shares of Class A Common Stock are subject to adjustment to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series A Founder Preferred Shares.

Participation in Dividends. The Series A Founder Preferred Shares will also participate in any dividends on the Class A Common Stock on an as-converted to Class A Common Stock basis. In addition, where we pay a dividend on the Class A Common Stock, the Stock A Founder Preferred Shares will also receive an amount equal to 20% of the dividend that would be distributable on such number of shares of Class A Common Stock equal to the Preferred Share Dividend Equivalent. All such dividends on the Series A Founder Preferred Shares will be paid contemporaneously with the dividends on the Class A Common Stock.

Conversion into Class A Common Stock

Automatic Conversion. On the last day of our seventh full financial year after the Acquisition Closing Date, i.e. December 31, 2027 (or if such date is not a Trading Day, the first Trading Day immediately following such date), the Series A Founder Preferred Shares will automatically convert into Class A Common Stock on a one-for-one basis, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series A Founder Preferred Shares. In the event of an automatic conversion of Series A Founder Preferred Shares, the Dividend Date for the relevant Dividend Year will be the Trading Day immediately prior to the automatic conversion date and accordingly a Dividend Amount will be calculated as of such Dividend Date.

Optional Conversion. A holder of Series A Founder Preferred Shares may require some or all of such holder’s Series A Founder Preferred Shares to be converted into an equal number of shares of Class A Common Stock, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series A Founder Preferred Shares, by notice in writing to the Company. In such circumstances, those Series A Founder Preferred Shares that are the subject of such conversion request will be converted into Class A Common Stock five Trading Days after our receipt of the written notice. In the event of a conversion at the request of the holder, no Dividend Amount will be payable in respect of those Series A Founder Preferred Shares for the Dividend Year in which the date of conversion occurs.

Liquidation

In the event that we enter any liquidation, dissolution or winding up (either voluntary or involuntary), subject to the rights of the holders of any series of Preferred Stock ranking senior to the Series A Founder Preferred Shares as to distributions payable to holders of capital stock upon our liquidation, dissolution or winding up, and on parity with the holders of any series of Preferred Stock ranking on parity with the Series A Founder Preferred Shares, the holders of the outstanding shares of the Series A Founder Preferred Shares will be entitled to receive our assets and funds available for distribution to our stockholders ratably with the holders of Class A Common Stock in proportion to the number of shares of Class A Common Stock into which such shares of Series A Founder Preferred Shares could then be converted. In such event, the Dividend Date for the relevant Dividend Year will be the Trading Day immediately prior to the date of commencement of liquidation and, accordingly, a Dividend Amount will be calculated as of such Dividend Date.

Adjustments

In circumstances where the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, determine that an adjustment should be made to (i) any factor relevant for the calculation of the Dividend Amount (including the amount which the Average Price per Class A Common Share must meet or exceed for any ten consecutive Trading Days in order for the right to a Dividend Amount to commence (initially set at $11.50)), or (ii) the Preferred Share Dividend Equivalent, whether following a consolidation or sub-division of the issued and outstanding Class A Common Stock, we will either (x) make such adjustment as is mutually determined by the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares (acting reasonably), voting separately as a single class, or (y) failing agreement within a reasonable time, at our expense appoint auditors, or such other person as we and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, will, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) will be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration will not apply, the determination of the auditors (or such other expert as may be appointed) will be final and binding on all concerned and the auditors (or such other expert as may be appointed) will be given by the Company all such information and other assistance as they may reasonably require.

In any circumstances where the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, determine that an adjustment should be made to the number of shares of Class A Common Stock into which the outstanding Series A Founder Preferred Shares will convert, whether following a consolidation or a sub-division of the issued and outstanding Class A Common Stock, we will either (i) make such adjustment as is mutually determined by us and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, acting reasonably, or (ii) failing agreement within a reasonable time, at our expense, appoint auditors or such other person as the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, will, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) will be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration will not apply, the determination of the auditors (or such other expert as may be appointed) will be final and binding on all concerned and the auditors (or such other expert as may be appointed) will be given by the Company all such information and other assistance as they may reasonably require.

Certain Definitions

As used herein:

“AG Group” means William Berkman, Berkman Family Investments, LLC, Scott Bruce, Richard Goldstein and their Permitted Transferees (as defined in the Shareholders Agreement).

“AG Investors’ Representative” means Berkman Family Investments, LLC, in its capacity as agent, proxy and attorney-in-fact for the AG Group.

“Average Price” means, in respect of any securities as of any date or for any relevant period: (i) the volume weighted average price for such security on the LSE for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the LSE is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the applicable relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the applicable relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or for the relevant period on any of the foregoing bases, the Average Price of that security on such date or for the applicable relevant period will be the fair market value as mutually determined (i) by the Company and the holders of at least a majority in voting power of the then outstanding Series A Founder Preferred Shares (acting reasonably), voting or consenting separately as a single class or (ii) for purposes of the Warrant Instrument, the Company and the Warrantholders representing a majority of the Class A Common Stock then outstanding under the Warrants (acting reasonably).

“Dividend Amount” means, for any relevant Dividend Year, the amount calculated by multiplying (i) the Preferred Share Dividend Equivalent by (ii) an amount equal to 20% of the increase (if any) in the value of a Class A Common Share, such increase calculated as being the difference between (a) the Dividend Price for that Dividend Year and (b) (x) if no Dividend Amount has previously been paid, a price of $10.00 per Class A Common Share, or (y) if a Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year, which such amount will be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series A Founder Preferred Shares.

“Dividend Determination Period” means the last ten consecutive Trading Days of a Dividend Year.

“Dividend Price” means the Average Price in respect of the Class A Common Stock for the Dividend Determination Period in the relevant Dividend Year.

“Preferred Share Dividend Equivalent” means a number of shares of Class A Common Stock equal to the aggregate number of shares of Class A Common Stock issued and outstanding immediately following the consummation of the transactions required to be effected at the Acquisition Closing Date in connection with the APW Merger Agreement, including all Class A Common Stock issued pursuant to the exercise of the Warrants as of the consummation of such transactions, but excluding any Class A Common Stock issued or issuable to the holders of Class B Common Units, LTIP Units or Rollover Profits Units in connection with the transactions contemplated by the APW Merger Agreement, which such amount will be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series A Founder Preferred Shares.

“Trading Day” means any date on which (i) the LSE’s main market for listed securities, the NYSE or other United States securities exchange or quotation system, as applicable, is open for business, and (ii) on which the Class A Common Stock may be traded (other than a day on which the LSE’s main market for listed securities, the NYSE or other United States securities exchange or quotation system, as applicable, is scheduled to or does close prior to its regular weekday closing time).

Series B Founder Preferred Stock

Equal Status

The Certificate of Incorporation provides that, except as otherwise expressly provided therein or under applicable law, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of Series A Founder Preferred Shares and holders of Series B Founder Preferred Shares are in all respects identical.

No Dividend Rights; No Liquidation Rights

The Series B Founder Preferred Shares does not confer upon the holder thereof any right to dividends or distributions at any time, including upon our liquidation.

Conversion into Class B Common Stock

Automatic Conversion. On the last day of our seventh full financial year after the Acquisition Closing Date, i.e. December 31, 2027 (or if any such date is not a Trading Day, the first Trading Day immediately following such date), the Series B Founder Preferred Shares will automatically convert into Class B Common Stock on a one-for-one basis, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class B Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series B Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series B Founder Preferred Shares.

Optional Conversion. A holder of Series B Founder Preferred Shares may require some or all of his Series B Founder Preferred Shares to be converted into an equal number of shares of Class B Common Stock, as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class B Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more Series B Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding Series B Founder Preferred Shares, by notice in writing to the Company. In such circumstances, those Series B Founder Preferred Shares that are the subject of such conversion request will be converted into Class B Common Stock five Trading Days after our receipt of the written notice.

Adjustments

In circumstances where the holders of a majority of the outstanding Series B Founder Preferred Shares, voting separately as a single class, determine that an adjustment should be made to the number of shares of Class B Common Stock into which the outstanding Series B Founder Preferred Shares will convert, whether following a consolidation or sub-division of the issued and outstanding Class B Common Stock, we will either (i) make such adjustment as is mutually determined by the Company and the holders of a majority of the outstanding Series B Founder Preferred Shares, voting separately as a single class, acting reasonably, or (ii) failing agreement within a reasonable time, at our expense, appoint auditors, or such other person as the Company and the holders of a majority of the outstanding Series B Founder Preferred Shares, voting separately as a single class, will, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) will be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration will not apply, the determination of the auditors (or such other expert as may be appointed) will be final and binding on all concerned and the auditors (or such other expert as may be appointed) will be given by the Company all such information and other assistance as they may reasonably require.

Anti-Takeover Provisions

The provisions of the DGCL, the Certificate of Incorporation and the Bylaws contain provisions that may delay, discourage or prevent another party from acquiring control of us, even if the acquisition could be beneficial to stockholders. These provisions discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which may result in an improvement of the terms of any such acquisition in favor of the stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Board and Committee Composition

So long as the Founder Entities, their affiliates and their permitted transferees in aggregate hold 20% or more of the issued and outstanding shares of Founder Preferred Stock, four of the Company’s nine directors are “Founder Directors”, appointed by the holders of the shares of Founder Preferred Stock without any vote of the holders of the shares of Common Stock. In addition, the AG Group has the right to designate a majority of the Nominating and Governance Committee of the Board, and at least four-ninths of each committee of the Board are comprised of Founder Directors or other directors selected by them. As a result, holders of the shares of Common Stock have the right to elect only five out of nine Directors, which will limit a potential acquirors’ ability to influence the composition of the Board and, in turn, potentially influence and impact actions taken by the Board.

Further, so long as shares of Founder Preferred Stock remain outstanding, the Company is not permitted to increase the size of the Board to more than nine Directors without the prior vote or consent of the holders of at least 80% in voting power of the outstanding shares of Founder Preferred Stock.

Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulative votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Director Vacancies

The Certificate of Incorporation and Bylaws authorize only the Board to elect a director to fill vacancies on the Board resulting from an increase in the authorized number of directors, or from death, resignation, disqualification, removal or other cause (in each case, subject to the rights of the holders of the shares of Founder Preferred Stock). These provisions will prevent stockholders from being able to fill vacancies on the Board and would therefore prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees.

Stockholder Action by Written Consent

The DGCL provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. The Certificate of Incorporation provides that the stockholders may not take action by written consent; provided, however, that holders of the shares of Founder Preferred Stock may act by written consent in accordance with the Certificate of Incorporation. As a result, stockholders (other than holders of shares of the Founder Preferred Stock) may only take action at annual or special meetings of the stockholders.

With respect to the Founder Preferred Stock, the Certificate of Incorporation provides that, subject to certain procedures and conditions described therein, any action required or permitted to be taken at any meeting of the holders of the (i) outstanding Founder Preferred Stock, voting together as a single class, (ii) Series A Founder Preferred Stock, voting separately as a single class, or (iii) Series B Founder Preferred Stock, voting separately as a single class, as applicable, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, are signed by the holders of the outstanding shares of the applicable classes or class, voting separately as a single class, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which holders of all shares of such applicable classes or class were present and voted.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals

The Bylaws provide that, subject to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, (a) may be called at any time, but only by (i) the chairman of the Board, if there is one, or if there are co-chairmen of the Board, either of them, (ii) the Chief Executive Officer, (iii) the Board or (iv) an officer authorized by the Board to do so and (b) shall be called by (i) the chairman of the Board, if there is one, or, if there are co-chairmen of the Board, either of them or (ii) the Chief Executive Officer, upon the written request of the holders of at least 30% of the voting power of the then outstanding capital shares of the Company generally entitled to vote on the matter for which such special meeting of stockholders is called.

In addition, the Bylaws establish advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting, including that any such stockholder must give timely notice of any stockholder proposal in writing to the Company’s corporate secretary prior to the meeting at which the action is to be taken. To be timely, such notice is generally be required to be delivered or mailed and received not less than 90 days nor more than 120 days prior to the anniversary of the Company’s immediately preceding annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude the stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders if the proper procedures are not followed. These procedures may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Further, any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board, without the need for approval thereof by stockholders to reconvene or convene, respectively, at the same or some other place. These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of the Company’s outstanding voting securities.

Authorized but Unissued Preferred Shares

The Certificate of Incorporation authorizes the Board, by resolution and without further action by the stockholders, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The existence of authorized but unissued and unreserved preferred shares could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation and Bylaws provides for certain limitations on liability and indemnification for our directors and officers to the fullest extent permitted by the DGCL. The effect of such provisions is to restrict our rights and the rights of the stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. In addition, we have entered into indemnity agreements with its Directors and through the employment agreements, our executive officers.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware (unless the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, in which case the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware).

The Certificate of Incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and have consented to the forum provisions in the Certificate of Incorporation.

Section 203 of the DGCL

We are governed by Delaware law, including Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

prior to such transaction, the corporation’s board of directors approves either the business combination or the transaction in which the stockholder became an interested stockholder;

upon completion of such transaction, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

at the time or after the person became an interested stockholder, the business combination was approved by the corporation’s board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, stock sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) beneficially owning 15% or more of the outstanding voting stock of the corporation, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person. Although a Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or by-laws approved by its stockholders, we did not opt out of Section 203. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by the stockholders.

Amendment of Bylaws

Under the Bylaws, the Board can adopt, amend or repeal the Bylaws, subject to limitations under the DGCL. Our stockholders also have the power to amend or repeal the Bylaws.

Transfer Agent

The transfer agent and registrar for the Class A Common Stock is Computershare Trust Company, N.A. Its address is 150 Royall Street, Canton, MA 02021, USA.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes certain terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to a particular series of debt secrities, between us and a trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the indenture and any supplemental indenture that contains the terms of the debt securities.

The following summary of provisions of the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the complete text of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, any supplemental indenture, and in the applicable prospectus supplement.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Debt Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be our unsecured general obligations and may be senior or subordinated debt.

Provisions of Indenture

A prospectus supplement, the indenture and a supplemental indenture or authorizing resolution of the Board (including any related officer’s certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•

the aggregate principal amount of the debt securities and any limit on the aggregate principal amount, provided, however, that such amount may from time to time be increased by a resolution of the Board;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable, or combination thereof) at which the debt securities shall bear interest, if any, or the method of determining such rate or rates;

•

the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest shall commence and the record dates, if any, for such payment date or dates, or the method of determining such date or dates, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	any optional or mandatory redemption or repayment option, including any sinking fund, amortization or analogous provisions;

•	if other than a minimum denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series shall be issuable;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the indenture;

•	if other than U.S. dollars, the currency or currencies for which the debt securities shall be issued or in which the principal thereof, any premium thereon and any interest thereon shall be payable;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the satisfaction and discharge of the indenture;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	if other than the trustee, the identity of any other trustee, the registrar for the debt securities and any paying agent;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•

whether the debt securities will be issued in a transaction exempt from registration under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed;

•

the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees; and

•	any other terms not prohibited by the provisions of the indenture.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or participants, or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;

•	we determine in our sole discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.

Certain Covenants

The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. Under the indenture, we will agree to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the trustee within 120 days after the end of each fiscal year regarding our review of compliance with our obligations under the indenture;

•	maintain our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

The indenture generally will allow us to consolidate with or merge into any other person, association or entity. They also will allow us to convey, transfer or lease our property and assets as, or substantially as, an entirety to a person, association or entity.

However, we will only consolidate with or merge into any other person, association or entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety according to the terms and conditions of the indenture, including the following requirements:

•

(i) we are the surviving person or (ii) the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia and expressly assumes all of our responsibilities and liabilities under the indenture, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, as defined below, exists; and

•	delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all related conditions have been satisfied.

The remaining or acquiring person, association or entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indenture and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indenture and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under the indenture with respect to any series of debt securities issued under the indenture:

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund payment when and as due by the terms of a debt security of the series;

•	failure to perform or comply with any covenant in the indenture or related supplemental indenture, continued for 90 days after written notice as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in the indenture relating to its duties in case an Event of Default shall have occurred and be continuing, the trustee will not be under an obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture, or legal defeasance, or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series, or covenant defeasance.

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•

irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•

deliver a certificate from an independent public accountant or financial advisor expressing its opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•

comply with certain other conditions, including that there be no Event of Default at the time of deposit or Event of Default due to bankruptcy on or prior to the 90th day after the deposit date. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes as a result of the deposit.

Discharge

We may discharge all our obligations under the indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

•

all outstanding notes of that series (except (i) mutilated, destroyed, lost or stolen notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us and (ii) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

•

all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

•	we have paid all other sums due under the indenture and delivered an officer’s certificate and opinion of counsel to the trustee stating that all related conditions have been satisfied.

Modification of the Indenture

Under the indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the enforcement of any payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee may amend the indenture without the consent of any holder of the debt securities to make certain changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•

otherwise adding or changing provisions with respect to matters or questions arising under the indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the indenture and the debt securities of any series;

•	providing for the acceptance of appointment by a successor trustee;

•	qualifying the indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded or any applicable depositary;

•

adding, changing or eliminating provisions relating to a particular series of debt securities to be issued , provided that any such addition, change or elimination (1) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision or (2) shall become effective only when there is not such debt security outstanding;

•	to establish the form or terms of any debt securities of any series under the indenture; or

•	to provide for the issuance of additional debt securities of any series.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

Governing Law

The indenture and all the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to the indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the TIA, the indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the TIA relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

DESCRIPTION OF GUARANTEES

We may issue guarantees of debt securities.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Class A Common Stock, Preferred Stock, units or other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following description summarizes certain provisions of the warrants and warrant agreements and is subject, and qualified in its entirety by reference, to the complete text of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. As of September 30, 2021, we had outstanding Warrants to purchase up to 16,670,222 shares of Class A Common Stock, exercisable at a price of $11.50 per share of Class A Common Stock. Those terms of any warrants we may offer may not be similar to the terms of those Warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include without limitation:

•

the number of shares of Class A Common Stock, Preferred Stock or units purchasable upon the exercise of warrants to purchase such shares or units and the price at which such number of shares or units may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Class A Common Stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	certain United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	to exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Class A Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A Common Stock or Preferred Stock, if any.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the complete text any applicable warrant agreement and certificate, which will be filed with the SEC.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, Preferred Stock, Class A Common Stock, units or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for debt securities, Preferred Stock, Class A Common Stock, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, Preferred Stock, Class A Common Stock, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain features of the units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP, Washington, District of Columbia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Radius Global Infrastructure, Inc. and subsidiaries as of December 31, 2020 (Successor) and December 31, 2019 (Predecessor), the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for the periods from February 10, 2020 to December 31, 2020 (Successor), and from January 1, 2020 to February 9, 2020 and for the year ended December 31, 2019 (Predecessor), have been incorporated herein by reference in reliance on the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

Radius Global Infrastructure, Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees

Warrants

Rights

Units

PROSPECTUS

                , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$92,700
FINRA filing fee	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Trustee and transfer agent and registrar fees and expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation to provide in its certificate of incorporation that a director of the corporation is not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which empowers a Delaware corporation to indemnify any person, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of its fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our bylaws provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that a determination has been made (in accordance with the process set forth in the Bylaws) that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the foregoing, we will not indemnify any claim, issuer or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper.

Expenses incurred by one of our present or former directors or officers in defending or otherwise participating in any proceeding referenced above will be paid by us in advance of its final disposition, suit or proceeding upon, if required by applicable law, receipt of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Certificate of Incorporation or Bylaws or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights that any person covered by the Certificate of Incorporation or Bylaws or may have or hereafter acquire under law, the Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Certificate of Incorporation or the Bylaws, in either case affecting indemnification rights, whether by our Board (if applicable), our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The Bylaws will include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the Certificate of Incorporation. In addition, the Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. The Bylaws will also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

We have entered into indemnity agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them to which they could be indemnified.

See the undertakings set forth in response to Item 17 herein.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of November 19, 2019, by and among the Company, AP WIP Investments Holdings, LP, Associated Partners, L.P., APW OpCo LLC, LAH Merger Sub LLC, and Associated Partners, L.P., as the Company Partners’ Representative (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-240173), filed on July 29, 2020).

3.1	Restated Certificate of Incorporation of Radius Global Infrastructure, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-39568), filed on March 31, 2020).

3.2	Bylaws of Radius Global Infrastructure, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Post-Effective Amendment to the Registration Statement on Form S-4 (File No. 333-240173), filed on October 21, 2020).

4.1	Form of Class A Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (File No. 333-240173), filed on September 11, 2020).

4.2*	Form of Preferred Stock Certificate and Certificate of Designation of Preferred Stock.

4.3	Form of Indenture.

4.4*	Form of Debt Security.

4.5*	Form of Warrant Agreement.

4.6*	Form of Warrant Instrument.

4.7*	Form of Rights Agreement.

4.8*	Form of Rights Certificate.

4.9*	Form of Unit Agreement.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Powers of Attorney (included on the signature page hereto).

25.1#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939.

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, State of Pennsylvania, on November 12, 2021.

RADIUS GLOBAL INFRASTRUCTURE, INC.

By:	/s/ Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints William H. Berkman, Scott G. Bruce, Glenn J. Breisinger, Jay Birnbaum, and Andrew Rosenstein, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and amendments thereto, and any subsequent registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ William H. Berkman William H. Berkman	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	November 12, 2021

/s/ Scott G. Bruce Scott G. Bruce	President (Principal Executive Officer)	November 12, 2021

/s/ Glenn J. Breisinger Glenn J. Breisinger	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 12, 2021

/s/ Gary Tomeo Gary Tomeo	Chief Accounting Officer (Principal Accounting Officer)	November 12, 2021

/s/ Michael D. Fascitelli Michael D. Fascitelli	Co-Chairman	November 12, 2021

/s/ Nick S. Advani Nick S. Advani	Director	November 12, 2021

/s/ Antoinette Cook Bush Antoinette Cook Bush	Director	November 12, 2021

/s/ Noah Gottesman Noam Gottesman	Director	November 12, 2021

/s/ Paul A. Gould Paul A. Gould	Director	November 12, 2021

/s/ Thomas C. King Thomas C. King	Director	November 12, 2021

/s/ Ashley Leeds Ashley Leeds	Director	November 12, 2021

/s/ William D. Rahm William D. Rahm	Director	November 12, 2021